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                                                                   EXHIBIT 10.61




                        FINANCIAL ADVISORY FEE AGREEMENT

                  THIS FINANCIAL ADVISORY FEE AGREEMENT (this "Agreement") is
entered into as of            , 1997 by and between Merrill Lynch, Pierce,
Fenner & Smith Incorporated ("Merrill Lynch") and Tower Realty Trust, Inc., a Maryland corporation (the "Company"), and Tower Realty Operating Partnership, a Delaware limited partnership (the "Operating Partnership").

                  WHEREAS, Merrill Lynch has have provided financial advisory services to the Company and the Operating Partnership in connection with the evaluation, analysis and structuring of the formation of the Company and the Operating Partnership and the transactions related thereto, and the Company and the Operating Partnership desire to compensate Merrill Lynch for these services.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                  1. In consideration of the financial advisory services provided by Merrill Lynch to the Company and the Operating Partnership in connection with the evaluation, analysis and structuring of the formation of the Company and the Operating Partnership and the transactions related thereto, the Company and the Operating Partnership, jointly and severally, shall pay (or cause to be paid) to Merrill Lynch, at the closing of the initial public offering of shares of common stock of the Company (the "Offering") and in immediately available funds, an aggregate fee equal to 1.0% of the gross offering proceeds (including any proceeds resulting from the Underwriters' exercise of all or part of the overallotment option specified in the prospectus relating to the Offering) raised by the Company in the Offering.

                  2. Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless Merrill Lynch and each of its directors, officers, agents, employees and controlling persons (within the meaning of the Securities Act of 1933, as amended) from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (collectively "Liabilities") related to or arising out of the services provided to the Company and the Operating Partnership hereunder, and will reimburse Merrill Lynch and each other person indemnified hereunder for all reasonable legal and other expenses as incurred in connection with investigating or defending any such Liabilities whether or not in connection with pending or threatened litigation in which Merrill Lynch or any of its directors, officers, agents, employees and controlling persons is a party; provided, however, that the Company and the Operating Partnership will not be liable in any such case (except cases arising out of the use of information provided by the Company or the Operating Partnership) for Liabilities that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of Merrill Lynch or the party claiming a right to indemnification.

                           In case any proceeding shall be instituted involving
any person in respect of whom indemnity may be sought, such person (the "indemnified party") shall
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promptly notify the Company, and the Company and the Operating Partnership, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the Company may designate in such proceeding and shall pay, as they are incurred, the fees and expenses of such counsel related to such proceedings. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense, except that the Company and the Operating Partnership shall pay, as they are incurred, the fees and expenses of counsel retained by the indemnified party if (i) the Company and the indemnified party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the indemnified party and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of the indemnified party, due to actual or potential differing interests between them.

                           The Company and the Operating Partnership shall not
be liable for any settlement of any action or proceeding effected without the Company's prior consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company and the Operating Partnership agree to indemnify the indemnified parties to the extent set forth herein. In addition, the Company and the Operating Partnership will not, without the prior written consent of Merrill Lynch, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Merrill Lynch or any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Merrill Lynch and each other indemnified party hereunder from all liability arising out of such claim, action, suit or proceeding.

                           If a claim for indemnification hereunder is
determined to be unenforceable by a final judgment of a court of competent jurisdiction, then the Company and the Operating Partnership, jointly and severally, shall contribute to the aggregate losses, claims, damages or liabilities to which Merrill Lynch or its officers, directors, agents, employees or controlling persons may be subject in such amount as is appropriate to reflect the relative benefits received by each of the Company, the Operating Partnership and the party seeking contribution on the one hand, and the relative faults of the Company, the Operating Partnership and the party seeking contribution on the other, as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate amount contributed by all indemnified parties exceed the amount of fees actually received by Merrill Lynch pursuant to this Agreement. The relative benefits received or sought to be received by the Company and the Operating Partnership on the one hand and the indemnified parties on the other shall be deemed to be in the same proportion as (a) the total value of the transactions with respect to which Merrill Lynch has provided services hereunder bears to (b) the fees paid or payable to Merrill Lynch hereunder.

                           The indemnification and contribution provided herein
shall survive closing of the Offering and shall be binding upon any successors or assigns of the Company.




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                  3. Nothing contained in this Agreement shall limit in any way any rights or obligations of the parties hereto under any other agreement.

                  4. The parties hereto acknowledge that the financial advisory services provided by Merrill Lynch hereunder are not underwriting services and are separate and apart from those services provided by Merrill Lynch and the other named underwriters (the "Underwriters") under that certain Underwriting Agreement dated the date hereof by and between the Company, the Operating Partnership and the Underwriters.




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                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed on their behalf as of the date first set forth above.


                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED

                                        By:
                                             Name:
                                             Title:


                                        TOWER REALTY TRUST, INC.

                                        By:

                                             Lawrence H. Feldman
                                             Chairman, President and Chief
                                             Executive Officer

                                        TOWER REALTY OPERATING PARTNERSHIP

                                        By:  Tower Realty Trust, Inc., its sole
                                             general partner


                                             -----------------------------------
                                             Lawrence H. Feldman
                                             Chairman, President and Chief
                                             Executive Officer




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